UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020 (February 5, 2019)

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3700, Denver, Colorado	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	303-295-3995

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	XEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b—2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As described more fully under Item 2.03 below, which description is incorporated herein by reference, on June 3, 2020, Cimarex Energy Co. (the “Company”) entered into the First Amendment to Amended and Restated Credit Agreement (the “First Amendment”) to the Amended and Restated Credit Agreement dated as of February 5, 2019 (the “Credit Agreement”) among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto. A copy of the First Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On June 3, 2020, the Company entered into the First Amendment to the Credit Agreement, as those terms are defined above in Item 1.01. The Credit Agreement provided for a senior unsecured revolving credit facility with an aggregate commitment from the lenders of $1.25 billion and an expiration of February 5, 2024.

The First Amendment, among other things: (i) allows up to $3.5 billion of non-cash impairment charge add-backs to Shareholders’ Equity for covenant calculation purposes, (ii) institutes traditional anti-cash hoarding provisions at a consolidated cash threshold of $175 million, (iii) reduces the priority lien debt basket from 15% of Consolidated Net Tangible Assets (as defined in the Credit Agreement) to a $50 million cap, and (iv) adds and acknowledgement and consent to European Union bail-in legislation.

The representations and warranties of the Company in the First Amendment were made and will be repeated only for purposes of that agreement and as of specific dates provided therein and were and will be solely for the benefit of the lenders party thereto. The First Amendment is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business, or operational information about the Company and its subsidiaries. The representations and warranties made by the Company in the First Amendment may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

The foregoing description is a summary of the material terms of the First Amendment and does not purport to be complete, and is qualified in its entirety by reference to the full context of the First Amendment, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Credit Agreement, dated June 3, 2020, among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, N.A., as syndication agent, the co-documentation agents party thereto, J.P. Morgan Chase Bank, N.A. and Wells Fargo Securities, LLC, as lead arrangers and bookrunners, and the lenders party thereto.

10.2	Amended and Restated Credit Agreement, dated February 5, 2019, among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, N.A., as syndication agent, the co-documentation agents party thereto, J.P. Morgan Chase Bank, N.A. and Wells Fargo Securities, LLC, as lead arrangers and bookrunners, and the lenders party thereto (filed on February 7, 2019 as Exhibit 10.1 to the Current Report on Form 8-K (Commission File No. 001-31446) and incorporated herein by reference).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Cimarex has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: June 4, 2020	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President—General Counsel

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